SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                               --------------

                                  FORM 8-K

                               CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF THE

                       SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported)     April 18, 2000
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                                 COM21, INC.
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             (Exact name of registrant as specified in charter)



          Delaware                000-24009                94-3201698
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(State or other jurisdiction     (Commission            (IRS Employer
     of incorporation)           File Number)           Identification No.)


               750 Tasman Drive, Milpitas, CA           95035
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          (Address of principal executive offices)    (Zip Code)


     Registrant's telephone number, including area code     408-953-9100
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                               NOT APPLICABLE
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       (Former name or former address, if changed since last report.)







1. ITEM 5. OTHER EVENTS

	On April 18, 2000, Com21, Inc. ("Com21") and GADline, Ltd. ("GADline") announced that they had entered into a definitive agreement setting forth the terms and conditions of a stock-for-stock share acquisition of GADline by Com21 (the "Purchase"). A press release relating to the Purchase is attached hereto as
Exhibit 99.1.

2. ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

	(c) EXHIBITS
	99.1 	Press Release dated April 18, 2000




                                 SIGNATURE

        Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                COM21,  INC.


Date:  April 24, 2000                      By:  /s/  David L. Robertson
                                               _________________________
                                               Name:  David L. Robertson
                                               Title: Vice President Finance
                                                      Chief Financial Officer



                                                                 EXHIBIT 99.1

                       COM21 TO ACQUIRE GADLINE, LTD.
                        FOR CABLE TELEPHONY PRODUCTS

APRIL 18, 2000

MILPITAS, California and Jerusalem, Israel - Com21, Inc. (NASDAQ:CMTO) today announced that it has entered into a definitive agreement to acquire privately held GADline, Ltd. for approximately
2.8 million shares of Com21 stock in a stock-for-stock share acquisition transaction. GADline is one of Israel's leading developers of integrated end-to-end system solutions delivering telephone and high-speed date over a hybrid fiber-coaxial (HGC) infrastructure.

The acquisition of GADline will broaden Com21's technology portfolio and product lines, and provide greater access to the broadband telephone market. GADline's cable telephony expertise is expected to allow Com21 to rapidly offer enhanced telephony solutions to cable operators worldwide, using circuit switched POTS and ISDN over HFC networks. The acquired technologies will not only complement Com21's current integrated voice/data product, ComUNITY VoXT (Voice over eXchange), a newly introduced extension of its ComUNITY Accessr cable modem system, but are also expected to hasten time to market for Com21 VoIP products, as well.

"From its inception, Com21 has been committed to the vision of broadband telephony," commented Pete Fenner, Com21's president and chief executive officer. "Com21's acquisition of GADline, our first strategic acquisition, accelerates our ability to deliver on that commitment. It augments the depth of Com21's product offerings, and positions us to address the growing market for converged multi-service solutions. The combination of GADline and Com21's great people and advanced technologies should allow us to build voice terminals and VoIP gateways, and give our customers the ability to provide end-to-end voice, high-speed data, and ISDN services."

"Our vision at GADline has always been to make telephone-over-cable a reality," noted Larry Rubin, GADline's chief executive officer. "Clearly, Com21 shares that vision. This transaction significantly advances our common vision by uniting GADline's telephony heritage with Com21, a leading supplier of end-to-end cable broadband solutions."

In acquiring GADline, Com21 will expand its global presence in Europe and the Middle East. The acquisition in Israel, combined with the recently opened European Development Centre in Cork, Ireland significantly increases Com21's R&D capabilities outside the San Francisco Bay Area. The transaction will be accounted for as a purchase, and is expected to close in the second quarter of 2000. It is subject to customary conditions, including the receipt of all required U.S. and Israeli regulatory approvals and the acceptance of the share acquisition by GADline's shareholders.

About GADline, Inc.

Founded in 1991, GADline Ltd. develops, manufactures, and markets innovative, fully managed networking solutions that deliver high-speed data and telephony services over an HFC infrastructure. Products include the CyberModeT DOCSIS cable modem, the ANEXTT System (PSTN and ISDN gateway), and the VIVID 1T System (VoIP gateway with multi-vendor NMS for headend and cable modem management). GADline's solutions are deployed in diverse applications in North and South America, Europe, Asia, and the Middle East.

About Com21, Inc.

Com21, Inc. is a leading global supplier of system solutions for the broadband access market. The Company's DOCSIS, DVB, and ATM-based products enable cable operators and service providers to deliver high-speed, cost-effective Internet and telephony applications to corporate telecommuters, small businesses, home offices, and residential users. Worldwide, Com21 has shipped 524,000 modems through March 31, 2000.

Com21 is an ISO 9001 certified company with headquarters in Milpitas, California, and maintains sales, support, and/or engineering locations in the United States, Canada, Europe, Asia, and Latin America.

Safe Harbor Clause

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors created by those sections. Those forward-looking statements include statements related to the expected date of closing of the acquisition, and the potential benefits of the merger. Actual results may differ materially due to a number of factors including, but not limited to, the risk that GADline's business will not be successfully integrated with Com21's business, costs associated with the merger, matters arising in connection with the parties' efforts to comply with applicable regulatory and tax requirements relating to the transaction, and numerous technical, operational, and financial challenges associated with deploying, manufacturing, marketing, distributing, and servicing broadband products. The matters discussed in this press release also involve risks and uncertainties concerning Com21's products and services described in Com21's filings with the Securities and Exchange Commission (SEC). In particular, see the risk factors described in the Company's most recent Form 10K and Form 10Q.
Com21 assumes no obligation to update the forward-looking information contained in this press release.